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                                                                      EXHIBIT 11
                         NORSTAN, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                    (In Thousands, Except Per Share Amounts)


                                                      YEARS ENDED APRIL 30,
                                                --------------------------------
                                                    1996       1995       1994
                                                ---------- ---------- ----------

PRIMARY EARNINGS PER SHARE -

Weighted average number of
  issued shares outstanding                         8,526      8,242      8,018

Effect of:
  1986 Long-Term Incentive Plan                       398        414        404
  Restated Non-Employee Directors' Stock Plan          96         82         70
  Employee Stock Purchase Plan                          8         12         12
                                                ---------- ---------- ----------

Shares outstanding used to compute
  primary earnings per share                        9,028      8,750      8,504
                                                ---------- ---------- ----------
                                                ---------- ---------- ----------

Net income                                       $  8,489   $  7,063   $  5,612
                                                ---------- ---------- ----------
                                                ---------- ---------- ----------

Primary earnings per share                       $    .94   $    .81   $    .66
                                                ---------- ---------- ----------
                                                ---------- ---------- ----------



                                                      YEARS ENDED APRIL 30,
                                                --------------------------------
                                                    1996       1995       1994
                                                ---------- ---------- ----------

FULLY DILUTED EARNINGS PER SHARE -

Weighted average number of shares used
  for primary earnings per share                    9,028      8,750      8,504

Effect of:
  1986 Long-Term Incentive Plan                         8          6         12
  Restated Non-Employee Directors' Stock Plan           2          2          2
  Employee Stock Purchase Plan                          -          2          6
                                                ---------- ---------- ----------

Shares outstanding used to compute
  fully diluted earnings per share                  9,038      8,760      8,524
                                                ---------- ---------- ----------
                                                ---------- ---------- ----------

Net income                                       $  8,489   $  7,063   $  5,612
                                                ---------- ---------- ----------
                                                ---------- ---------- ----------

Fully diluted earnings per share                 $    .94   $    .81   $    .66
                                                ---------- ---------- ----------
                                                ---------- ---------- ----------


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